As filed with the Securities and Exchange Commission on October 10, 2013
 Registration No. 333-109619

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

WORTHINGTON INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)
Ohio	31-1189815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio  43085
(Address of Principal Executive Offices)  (Zip Code)

Worthington Industries, Inc.
Amended and Restated 2003 Stock Option Plan
 (Full title of the plan)

Dale T. Brinkman, Esq.
Vice President – Administration,
General Counsel and Secretary
Worthington Industries, Inc.
200 Old Wilson Bridge Road
Columbus, Ohio 43085
Tel. No.:  (614) 438-3001
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Elizabeth Turrell Farrar, Esq.
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio 43215
Tel. No.:  (614) 464-5607

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Worthington Industries, Inc., an Ohio corporation (“Worthington”), registered 7,000,000 of its common shares, without par value (the “Common Shares”), for issuance under the Worthington Industries, Inc. 2003 Stock Option Plan pursuant to a Registration Statement on Form S-8 (Registration No. 333-109619), filed with the Securities and Exchange Commission on October 10, 2003.  Effective November 1, 2008, the Worthington Industries, Inc. 2003 Stock Option Plan was amended and restated and is now known as the Worthington Industries, Inc. Amended and Restated 2003 Stock Option Plan.

This Post-Effective Amendment No. 1 is being filed to deregister 600,000 Common Shares of Worthington that have not yet been issued under the Worthington Industries, Inc. Amended and Restated 2003 Stock Option Plan.

Accordingly, Worthington hereby withdraws from registration under the Registration Statement on Form S-8 (Registration No. 333-109619), 600,000 Common Shares that have not been and will not be issued under the Worthington Industries, Inc. Amended and Restated 2003 Stock Option Plan (formerly known as the Worthington Industries, Inc. 2003 Stock Option Plan).

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SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 10, 2013.

WORTHINGTON INDUSTRIES, INC.

By:	/s/ John P. McConnell John P. McConnell, Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on October 10, 2013.

Signature	Title

/s/ John P. McConnell John P. McConnell	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ B. Andrew Rose B. Andrew Rose	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard G. Welch Richard G. Welch	Controller (Principal Accounting Officer)

/s/ Kerrii B. Anderson * Kerrii B. Anderson	Director

/s/ John B. Blystone * John B. Blystone	Director

/s/ Mark C. Davis * Mark C. Davis	Director

Signature	Title

/s/ Michael J. Endres * Michael J. Endres	Director

/s/ Ozey K. Horton, Jr. * Ozey K. Horton, Jr.	Director

/s/ Peter Karmanos, Jr. * Peter Karmanos, Jr.	Director

/s/ Carl A. Nelson, Jr. * Carl A. Nelson, Jr.	Director

/s/ Sidney A. Ribeau * Sidney A. Ribeau	Director

/s/ Mary Schiavo * Mary Schiavo	Director

*  The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 to Form S-8 Registration Statement on behalf of each of the directors of the Registrant identified above pursuant to powers of attorney executed by the directors identified above, which powers of attorney are filed with this Post-Effective Amendment No. 1 to Form S-8 Registration Statement as Exhibit 24.

* By:	/s/ John P. McConnell John P. McConnell, Attorney-in-Fact	Date: October 10, 2013

INDEX TO EXHIBITS

Exhibit No.	Description

24	Powers of Attorney of Directors and Executive Officers of Worthington Industries, Inc. (Filed herewith)